Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Esports Entertainment Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457	(o)	(1)	(1)	(1)	–	–
Fees to be Paid	Equity	Preferred Stock, par value $0.0001 per share	457	(o)	(1)	(1)	(1)	–	–
Fees to be Paid	Debt	Debt Securities	457	(o)	(1)	(1)	(1)	–	–
Fees to be Paid	Other	Warrants	457	(o)	(1)	(1)	(1)	–	–
Fees to be paid	Other	Rights	457	(o)	(1)	(1)	(1)	–	–
Fees to be Paid	Other	Units	457	(o)	(1)	(1)	(1)	–	–
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457	(o)	(1)	(1)	$1,197,709	0.0001102	$131.99
	Total Offering Amounts						$1,197,709		$131.99
	Total Fees Previously Paid								–
	Total Fee Offsets								–
	Net Fee Due								$131.99

(1)	The registrant previously registered the offer and sale of certain securities, including its common stock, par value $0.001 per share (the “Common Stock”), preferred stock, par value $0.001 per share (the “Preferred Stock”), debt securities, warrants to purchase Common Stock, Preferred Stock and/or debt securities, rights to purchase Common Stock and Preferred Stock, and units, having a proposed maximum aggregate offering price of $100,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-252370) (the “Initial Registration Statement”), which was initially filed on January 25, 2021 and declared effective by the Securities and Exchange Commission on February 5, 2021. As of the date hereof, a balance of $5,988,547.39 of such securities remains unsold under the Initial Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV(A) of Form S-3, the registrant is hereby registering the offer and sale of an additional $1,197,709 aggregate maximum amount of its securities. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Initial Registration Statement.